Exhibit 99.1

BSQUARE Acquires MPC Data Ltd.

Acquisition Expands Expertise in Linux, Android and QNX Operating Systems

and Establishes European Services Delivery Platform for Business Growth

Bellevue, WA – September 13, 2011 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected devices, today announced the acquisition of MPC Data Ltd., a U.K. based provider of embedded software engineering services and products for OEMs, semiconductor companies and high performance application developers. The acquisition is part of the Company’s overall growth strategy and is designed to capitalize on the growing market for smart, connected devices by expanding both the breadth of services offered and the geographies served by BSQUARE.

The acquisition expands on BSQUARE expertise in Linux, Android and QNX Operating Systems and builds upon a previously announced European expansion strategy, which includes European distribution rights for Microsoft Windows Embedded and Windows Mobile technologies. The acquisition also brings economies of scale to the existing embedded solution development capabilities of BSQUARE and provides new global market opportunities through the impressive, existing MPC Data client base.

“We are focused on growing our product and service breadth and the geographies that we serve,” said Brian Crowley, Chief Executive Officer for BSQUARE. “Our European expansion efforts began earlier this year when BSQUARE became an authorized Microsoft Embedded distributor in Europe. We did this knowing that key to our success would be the addition of a deeply technical team that understands what it takes to bring smart, connected devices to market.”

With the combination of BSQUARE and MPC Data, BSQUARE will possess a development presence in Europe, the Americas and the Asia-Pacific region. Philip Buckley, one of the owners and a Director of MPC Data will become the General Manager of the new BSQUARE U.K. Development Center. The other MPC Data owners and Directors will be providing transitional support following the acquisition.

A benefit to BSQUARE as a result of the acquisition is the addition of differentiated technical capabilities to the Company’s professional services practice, including Linux/RTOS and QNX. MPC Data has utilized its expertise in these areas along with ISO 9000-2008 and ISO 13485 certifications to service markets such as automotive and medical that require high-reliability equipment and safety case analysis. The expertise of the combined companies will enable BSQUARE to fulfill US demand for QNX-related services and will supplement the Company’s Android practice and automotive infotainment solutions. BSQUARE also plans to gain the MPC Data ISO certifications to support the Company’s development of general embedded and medical solutions. Additionally, the MPC Data products, including a range of BSP offerings, will be combined in to the growing BSQUARE product portfolio.

“The acquisition of MPC Data by BSQUARE enables the continuation of investments that MPC has made in our vertical market and platform solutions,” said Steve Harper, former Managing Director of MPC Data. “MPC clients are gaining substantial and strategic advantages through the BSQUARE global delivery engine and now have access to additional European-based professional services, training and support resources.”

Crowley concluded, “After starting talks with MPC Data, we quickly realized they would be a perfect complement to our global strategy—augmenting and expanding on BSQUARE expertise in key technologies with an extremely talented engineering team known for delivering high quality software. I could not be more excited to welcome the MPC Data staff to the BSQUARE team.”

Currently, MPC Data has 52 full-time employees, with the majority based in the U.K. For their fiscal year ended March, 31, 2011, MPC Data generated worldwide revenue of £3.6 million (audited), the vast majority of which is engineering service revenue generated from customers in Europe. Under the terms of the acquisition agreement, BSQUARE acquired all outstanding shares of MPC Data for cash. The upfront purchase price, net of assets received and pending confirmation of the closing balance sheet of MPC Data, is expected to be approximately £2.5 million. An additional cash amount may be payable as a result of an earn-out based on engineering service revenue generated in Europe for the year following transaction closure. Assuming an earn-out revenue achievement in that period of £3.5 million, the contingent consideration payable would be £650,000. The Company currently expects the transaction to generate incremental revenue in FY2012 of approximately $6.1 million. Based on an as-yet finalized purchase price allocation, the Company currently expects the transaction to generate in FY2012 accretive earnings of approximately $0.03 per share and

110 – 110th Ave NE, Suite 200 | Bellevue, WA 98004 | Toll Free 1.888.820.4500 | Main 1.425.519.5900 | Fax 1.425.519.5999 | WWW.BSQUARE.COM

©2011 BSQUARE Corporation. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are registered trademarks of their respective holders.

accretive EBTIDA of approximately $0.10 per share (EBITDA per share $0.10 = Net income per share $0.03 + Purchase price accounting amortization $0.03 + Taxes $0.02 + Stock compensation $0.01 + Depreciation $0.01). This forecast information excludes the effect of anticipated synergies (e.g., increased Microsoft licensing revenue in Europe beyond that which could be achieved through organic growth) and also excludes the effect of expansion costs avoided that the Company would have otherwise incurred as a result of organic expansion. During Q3 of FY2011, the Company expects to incur approximately $150,000 in transaction-related expenses, which will negatively affect the quarter. Certain transition and integration costs will also be incurred, the majority of which are expected to be incurred in Q4 of FY2011 and negatively affect results.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to expectations for our expansion of our European operations, distribution of Microsoft products, added expertise in certain areas, and our overall growth as a result of this expansion. All of the statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurance that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: whether we are able to effectively integrate and retain the employees and overall business of MPC Data; whether we effectively execute our growth plans and adequately, scale our operations to support this growth and adequately service customers in Europe; whether we can maintain our relationship with Microsoft and MPC Data’s partners and customers; risks, uncertainties and changes in financial conditions; intellectual property risks; and general risks associated with our international operations. Therefore, all forward-looking statements should be considered in light of various important factors including, but not limited to, the risks and uncertainties listed above. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the Company’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

Non-GAAP Financial Measure

This release contains references to forecasted EBITDA per share, which is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. EBITDA is defined as net income (loss) before income taxes, interest income, depreciation and amortization, and stock-based compensation. EBITDA should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDA is not defined by GAAP. However, the Company regards EBITDA as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

About BSQUARE

BSQUARE is an industry leader with a proven track record in providing production-ready software products, engineering services, solutions and automated testing for smart, connected devices. With deep technical knowledge of mobile and embedded technologies, BSQUARE enables device makers to develop and ship best in class products. Since 1994, BSQUARE has provided satisfied customers with innovative software solutions allowing them to get to market faster with reduced risk and cost. For more information, visit www.bsquare.com.

BSQUARE Contact:	Investors Contact:
Diana Hoffman	Brett Maas
BSQUARE Corporation	Hayden IR
+1 425.519.5273	+ 1 646.536.7331
dianah@bsquare.com	Brett@haydenir.com

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BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners

110 – 110th Ave NE, Suite 200 | Bellevue, WA 98004 | Toll Free 1.888.820.4500 | Main 1.425.519.5900 | Fax 1.425.519.5999 | WWW.BSQUARE.COM

©2011 BSQUARE Corporation. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are registered trademarks of their respective holders.